EXHIBIT 99.1

THE SERA LABS, INC.

1

THE SERA LABS, INC.
CONDENSED BALANCE SHEETS
(in thousands, except share amounts)

	September 30,	December 31,
	2020	2019
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,357	$1
Trade receivables, net	69	184
Inventory, net	440	340
Due from related party, net	8	71
Advances to suppliers	700	−
Prepaid and other current assets	223	118
Total current assets	2,797	714

Property and equipment, net	6	3
Intangible assets, net	40	30
Right-of-use asset, net	363	419
Other assets	21	21

Total assets	$3,227	$1,187

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$1,063	$608
Payables to related party	691	160
Operating lease liability - short term	89	73
Payroll protection loan - short term	109	−
Loans payable - short term	123	33
Contract liabilities	1,963	22
Total current liabilities	4,038	896

Payroll protection loan – long term	97	−
Operating lease liability - long term	303	372
Total liabilities	4,438	1,268

Commitments and contingencies (see Note 17)

Stockholders’ deficit
Common stock, $0.001 par value, 30,000,000 shares authorized, 9,514,100 and 12,388,000 shares issued and outstanding as of September 30, 2020 (unaudited) and December 31, 2019, respectively.	9	12
Additional paid-in capital	2,795	2,598
Stock subscription receivable	−	(2)
Accumulated deficit	(4,015)	(2,689)
Total stockholders’ deficit	(1,211)	(81)

Total liabilities and stockholders’ deficit	$3,227	$1,187

See accompanying footnotes of these unaudited condensed financial statements

2

THE SERA LABS, INC.
UNAUDITED CONDENSED STATEMENT OF OPERATION
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020
(in thousands, except share amounts)

Sales, net of discounts and refunds	$5,666
Cost of sales	2,797
Gross profit	2,869

Operating expenses:
Employee related expenses	1,093
Sales and marketing expenses	2,034
General and administrative expenses	857
Total operating expenses	3,984

Loss from operations	(1,115)

Other expenses:
Financing costs	60
Loss on settlement	151
Total other expenses	211

Net loss before income taxes	(1,326)

Provision for income taxes	−

Net loss	$(1,326)

Net loss per share, basic and diluted	$(0.12)

Weighted average shares outstanding – basic and diluted	11,454,507

See accompanying footnotes of these unaudited condensed financial statements

3

THE SERA LABS, INC.
UNAUDITED CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020
(in thousands, except share amounts)

			Additional	Stock
	Capital stock		Paid-in	Subscription	Accumulated
	Shares	Amount	Capital	Receivable	Deficit	Total
Balance, December 31, 2019	12,388,000	$12	$2,598	$(2)	$(2,689)	$(81)
Common stock retired from settlement	(2,873,900)	(3)	1	2	−	−
Stock based compensation	−	−	196	−	−	196
Net loss	−	−	−	−	(1,326)	(1,326)
Balance, September 30, 2020	9,514,100	$9	$2,795	$−	$(4,015)	$(1,211)

See accompanying footnotes of these unaudited condensed financial statements

4

THE SERA LABS, INC.
UNAUDITED CONDENSED STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020
(in thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss		$(1,326)
Adjustments to reconcile net loss to net cash flows:
Amortization of right-of-use asset		56
Amortization of intangibles		5
Impairment loss – intangibles		5
Stock based compensation		196
Allowance for expected credit losses		3
Changes in operating assets and liabilities:
Trade receivables		112
Inventory		(100)
Due from related party, net		63
Advances to suppliers		(700)
Prepaid and other current assets		(105)
Accounts payable and accrued expenses		455
Operating lease liability		(53)
Contract liabilities		1,941
Net cash provided by operating activities		552

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment		(3)
Purchase of intangible asset		(20)
Net cash used in investing activities		(23)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related party payables		560
Repayment of related party payables		(29)
Proceeds from loans payable		392
Repayment of loans payable		(302)
Proceeds from payroll protection program loan		206
Net cash provided by financing activities		827

Net increase in cash and cash equivalents		1,356
Cash and cash equivalents, beginning of year		1
Cash and cash equivalents, end of period		$1,357

Supplemental disclosure of cash flow information:
Cash paid for interest		$45
Cash paid for income taxes	$	−

See accompanying footnotes of these unaudited condensed financial statements

5

THE SERA LABS, INC.

UNAUDITED CONDENSED NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BUSINESS OPERATIONS

Organization

The Sera Labs, Inc (the “Company,” “we,” “our,” or “us,”) was incorporated in the State of Delaware on December 21, 2018 with its offices located in Sherman Oaks, Ca. The Company was formed through the conversion agreement made by and between The Sera Labs LLC, a Delaware limited liability company (“LLC”) and Advanced Legacy Technologies, LLC, a California limited liability company (“ALT”). The sole member of ALT is Visionworx, LLC, (“Visionworx”) whose sole member is Dennis Duitch and Nancy T. Duitch, Trustees of the Duitch Living trust dated January 09, 1989 (the “Duitch Trust”). Upon the conversion of the LLC into the Company, the Duitch Trust received 7,100,000 shares of the Company’s common stock for the exchange for the contribution of the net assets of the LLC (“Net Assets”), which was approximately $153,000.

Since the Duitch Trust continued to have effective control of the Net Assets, after the transfer, a change of control over the Net Assets did not occur. Therefore, the transfer of assets was not accounted for in accordance with acquisition accounting, so the acquired assets and liabilities assumed where recorded at the historical cost basis, instead of being recorded at fair market value, as of the date of the transaction.

Business Operations

The Company has more than 20 products that are sold under the brand names Sera Labs™, SeraRelief™ and SeraTopical™. The Company’s products are sold in major national drug store, grocery chains and mass retailers in beauty, health & wellness, and pet care categories. The Company also sells products under private label to major retailers and multi-level marketers, as well as selling directly to consumers via its website, which also offers an opt-in subscription-based service.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of Company’s management, who is responsible for their integrity and objectivity.

Liquidity and Going Concern

The accompanying unaudited condensed financial statements have been prepared on a basis that assumes the Company will continue as a going concern. As of September 30, 2020, the Company has a stockholders’ deficit of $1,211,000 and has incurred significant operating losses. For the nine months ended September 30, 2020, the Company incurred a net loss of approximately $1,326,000. The Company anticipates that we will continue to incur operating losses, although at a lower level, as we execute our commercialization as well as our strategic and business development initiatives.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. For the nine months ended September 30, 2020, the Company has significant cash proceeds from advances from customers amounting to approximately $1,963,000. The Company raised additional financing through loans and received a Payroll Protection Program Loan (“PPP Loan”) from the Small Business Administration. These factors raise substantial doubt about the Company’s ability to continue as a going concern for one year from the issuance of the unaudited condensed financial statements. The accompanying unaudited condensed financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary if the Company is unable to continue as a going concern.

6

COVID-19 Impact

The outbreak of a novel strain of coronavirus (“COVID-19”) and its development into a pandemic have resulted in significant global economic disruption, including geographic areas where we operate, or where our customers are located, or suppliers or vendors operate. Actions taken to prevent the spread of COVID-19 by governmental authorities around the world, including imposing mandatory closures of all non-essential business facilities, seeking voluntary closures of such facilities and imposing restrictions on, or advisories with respect to, travel, business operations and public gatherings or interactions, Governmental authorities have also implemented multi-step policies with the goal of re-opening various sectors of the economy. However, certain jurisdictions began re-opening only to return to restrictions in the face of increases in new COVID-19 cases, while other jurisdictions are continuing to re-open or have nearly completed the re-opening process despite increases in COVID-19 cases. The COVID-19 outbreak may significantly worsen during the upcoming months, which may cause governmental authorities to reconsider restrictions on business and social activities. In the event governmental authorities increase restrictions, the re-opening of the economy may be further curtailed. We have experienced, and expect to continue to experience, some resulting disruptions to our business operations, as these restrictions have significantly impacted, and may continue to impact, many sectors of the economy. In addition, the perceived risk of infection and health risk associated with COVID-19, and the illness of many individuals across the globe, has and will continue to alter behaviors of consumers, and policies of companies around the world, resulting in many of the same effects intended by such governmental authorities to stop the spread of COVID-19, such as self-imposed or voluntary social distancing and quarantining and remote work policies. We are complying with local governmental jurisdiction policies and procedures where our operations reside.

The ultimate extent of the impact of COVID-19 on our business, financial condition and results of operations will depend largely on future developments, including the duration and spread of the COVID-19 outbreak within the United States, the impact of governmental actions designed to prevent the spread of COVID-19 and the development and availability of effective treatments and vaccines, all of which are highly uncertain and cannot be predicted with certainty at this time.

While the extent and duration of the economic downturn from the COVID-19 pandemic remains unclear, the Company has considered, among other things, whether the global operational disruptions indicate a change in circumstances that may trigger asset impairments and whether it needs to revisit accounting estimates and projections or its expectations about collectability of receivables. Additionally, the Company has considered the potential impacts on its fair value disclosures and on its internal control over financial reporting. During the nine months ended September 30, 2020 there was no significant direct impact on the Company’s operations as a result of the economic downturn. While significant uncertainty still exists concerning the magnitude of the impact and duration of the COVID-19 pandemic on the global economy, the Company has determined that there was no triggering event for an impairment with respect to any of its assets nor has there been an adverse change in the probability related to the collectability of its receivables. The Company continues to assess the potential impact of the global economic situation on its consolidated financial statements.

Use of estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant areas requiring the use of management estimates include, but are not limited to, the allowance for credit losses, valuation of intangible assets and the assumptions used to calculate fair value of stock options, deferred income tax valuation allowance, IBR and inventory reserves. Actual results could differ from those estimates.

7

Fair Values of Financial Instruments

The Company follows Accounting Standards Codification (“ASC”) 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

Level 1:	Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2:

Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

The carrying amounts reported in the balance sheet for cash, trade receivable, accounts payable, accrued expenses, payables to related party approximate their estimated fair market value based on the short-term maturity of these instruments.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. As of September 30, 2020 and December 31, 2019, the Company had no cash equivalents. The Company maintains its cash in banks insured by the Federal Deposit Insurance Corporation (“FDIC”) in accounts that at times may be in excess of the federally insured limit of $250,000 per bank. The Company minimizes this risk by placing its cash deposits with major financial institutions. At September 30, 2020, the Company has $1,107,000 in excess of the federal insurance limit. At December 31, 2019, the Company did not have any amounts in excess of the federal insurance limit.

Trade Receivable

Trade receivable are generally unsecured. Credit is extended to customers based on an evaluation of their financial condition and other factors. Management periodically assesses the Company’s accounts receivable and, if necessary, establishes an allowance for expected credit losses. Accounts determined to be uncollectible are charged to operations when that determination is made. The Company usually does not require collateral.

Allowance for expected credit losses as of September 30, 2020 and December 31, 2019 amounted to $29,000 and $26,000, respectively.

Credit Risk and Significant Customers Risk

As of September 30, 2020, the Company had three customers with accounts receivable balances which were approximately 56.1%, 22.3% and 10.3% of the trade receivables. As of December 31, 2019, the Company had one customer with an accounts receivable balance of approximately 98.0% of the trade receivable balance.

For the nine months ended September 30, 2020, the Company had four customers that account for approximately 27.1%, 20.3%, 15.1% and 11.3% of the total wholesale revenue.

8

Inventory

Merchandise inventories are stated at the lower of cost and net realizable value. Cost of sales is determined using the first-in, first-out (“FIFO”) method. As of September 30, 2020 and December 31, 2019, allowance for inventory reserves amounted to $0.

Prepaid and Other Current Assets

Prepaid and other current assets are assets held by the Company, which are expected to be realized and consumed within twelve months after the reporting period. It consists of prepayments for insurance, advertising costs, and inventory deposits.

Impairment of Long-lived Assets

Management evaluates the recoverability of the Company’s identifiable intangible assets and other long-lived assets when events or circumstances indicate a potential impairment exists. Events and circumstances considered by the Company in determining whether the carrying value of identifiable intangible assets and other long-lived assets may not be recoverable include, but are not limited to: significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; a significant decline in the Company’s stock price for a sustained period of time; and changes in the Company’s business strategy. In determining if impairment exists, the Company estimates the undiscounted cash flows to be generated from the use and ultimate disposition of these assets. If impairment is indicated based on a comparison of the assets’ carrying values and the undiscounted cash flows, the impairment loss is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. Impairment loss recognized for the nine months ended September 30, 2020 is $5,000.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided on the straight-line basis over the estimated useful lives of the assets.

Expenditures for repair and maintenance which do not materially extend the useful lives of property and equipment are charged to operations. When property or equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts with the resulting gain or loss reflected in operations. Management periodically reviews the carrying value of its property and equipment for impairment.

Intangible Assets

Intangible assets acquired separately are measured on initial recognition at cost. Following initial recognition, intangible assets are carried at cost less any accumulated amortization and accumulated impairment losses. Intangible assets with finite lives are amortized over the useful economic life and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortization period and the amortization method for an intangible asset with a finite useful life are reviewed at least at the end of each reporting period. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are considered to modify the amortization period or method, as appropriate, and are treated as changes in accounting estimates. The amortization expense on intangible assets with finite lives is recognized in the statement of profit or loss in the expense category that is consistent with the function of the intangible assets.

Amortization is provided for on the straight-line basis over the estimated useful lives of the assets of five years.

Right-of-Use Assets and Lease Obligations

The Company adopted Accounting Standards Update (“ASU”) No. 2016-02, Leases, on January 1, 2019. The Company assesses at contract inception whether a contract is, or contains, a lease. That is, if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

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Right-of-use assets

The Company recognizes right-of-use assets at the commencement date of the lease. Right-of-use assets are measured at cost and adjusted for any remeasurement of lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognized, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received.

Lease liabilities

At the commencement date of the lease, the Company recognizes lease liabilities measured at the present value of lease payments to be made over the lease term. The lease payments include fixed payments less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees. The lease payments also include the exercise price of a purchase option reasonably certain to be exercised by the Company and payments of penalties for terminating the lease, if the lease term reflects the Company exercising the option to terminate.

In calculating the present value of lease payments, the Company uses its incremental borrowing rate at the lease commencement date because the interest rate implicit in the lease is not readily determinable. After the commencement date, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made. In addition, the carrying amount of lease liabilities is remeasured if there is a modification, a change in the lease term, a change in the lease payments or a change in the assessment of an option to purchase the underlying asset.

Estimating the incremental borrowing rate

The Company cannot readily determine the interest rate implicit in the lease, therefore, it uses its incremental borrowing rate (IBR) to measure lease liabilities. The IBR is the rate of interest that the Company would have to pay to borrow over a similar term, and with a similar security, the funds necessary to obtain an asset of a similar value to the right-of-use asset in a similar economic environment. The IBR therefore reflects what the Company ‘would have to pay’, which requires estimation when no observable rates are available or when they need to be adjusted to reflect the terms and conditions of the lease.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, “Revenue Recognition”. Revenues under Topic 606 are required to be recognized either at a “point in time” or “over time”, depending on the facts and circumstances of the arrangement, and are evaluated using a five-step model.

To achieve the core principle of Topic 606, we perform the following steps:

•	Identify the contract(s) with customer;
•	Identify the performance obligations in the contract;
•	Determine the transactions price;
•	Allocate the transactions price to the performance obligations in the contract; and
•	Recognize revenue when (or as) we satisfy a performance obligation.

Under Topic 606, the Company recognizes revenue as, or when, we satisfy performance obligations under a contract. We account for a contract when the parties approved the contract and are committed to perform on it, the rights of each party and the payment terms are identified, the contract has commercial substance and it is probable that we will collect substantially all of the consideration. A performance obligation is a promise in a contract to transfer a distinct good or service, or a series of distinct goods or services, to a customer. The transaction price of a contract must be allocated to each performance obligation and recognized as the performance obligation is satisfied. In essence, we recognize revenue when or as control of the promised goods or services transfer to the customer.

10

On January 1, 2019 the Company adopted ASC 606 using the modified retrospective (cumulative effect) transition method. Under this transition method, results for reporting periods beginning January 1, 2019 or later are presented under ASC 606, while prior period results continue to be reported in accordance with previous guidance. The cumulative effect of the initial application of ASC 606 was immaterial, no adjustment was recorded to the opening balance of retained earnings. The timing of revenue recognition for our various revenue streams was not materially impacted by the adoption of this standard. The Company believes its business processes, systems, and controls are appropriate to support recognition and disclosure under ASC 606. Overall, the adoption of ASC 606 did not have a material impact on the Company’s balance sheet, statement of operation and statement of cash flow for the year ended December 31, 2019. The analysis of contracts under ASC 606 supports the recognition of revenue at a point in time, resulting in revenue recognition timing that is materially consistent with the Company’s historical practice of recognizing product revenue when title and risk of loss pass to the customer.

Sales Tax

The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring the promised goods or services to a customer, excluding sales taxes. The net amount of sales tax payable to the taxation authority is included as part of accounts payable and accrued expenses in the balance sheet.

Practical Expedients and Exemptions

The Company has elected certain practical expedients and policy elections as permitted under ASC Topic 606 as follows:

•	The Company adopted the practical expedient related to not adjusting the promised amount of consideration for the effects of a significant financing component if the period between transfer of product and customer payment is expected to be less than one year at the time of contract inception;

•	The Company made the accounting policy election to exclude any sales and similar taxes from the transaction price; and

•	The Company adopted the practical expedient not to disclose the value of unsatisfied performance obligations for contracts with an original expected length of one year or less.

Advance payments and billings in excess of revenue recognized represent contract liabilities and are recorded as deferred revenues when customers remit contractual cash payments in advance before satisfying performance obligations under contractual arrangements. The Company generally receives advance payments from customers related to personal protective equipment (“PPE”) transactions. Contract liabilities are derecognized when revenue is recognized and the performance obligation is satisfied. Advance payments and billings in excess of revenue recognized are included in deferred revenue, which is classified as current or noncurrent based on the timing of when the Company expects to recognize revenue.

Contract liabilities are shown separately in the balance sheets. At September 30, 2020 and December 31, 2019, the Company had contract liabilities of $1,963,000 and $22,000, respectively.

Cost to obtain a contract

The Company pays sales commission to its employees and outside sales representatives for contracts that they obtain relating to wholesale and PPE. The Company applies the optional practical expedient to immediately expense costs to obtain a contract if the amortization period of the asset that would have been recognized is one year or less. As such, sales commissions are immediately recognized as an expense and included as part of sales and marketing expenses.

Cost of Goods Sold

                Cost of goods sold primarily consists of cost of products, secondary packaging materials, shipping materials and shipping costs incurred.

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Advertising Costs

Advertising costs are expensed as incurred and included in sales and marketing expenses. Advertising costs amounted to $1,367,000 for the nine months ended September 30, 2020.

Income Taxes

                The Company utilizes Financial Accounting Standards Board (“FASB”) ASC 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

                The Company generated a deferred tax asset through net operating loss carry-forward. However, a valuation allowance of 100% has been established due to the uncertainty of the Company’s realization of the net operating loss carry forward prior to its expiration.

Stock-Based Compensation

We account for our stock-based compensation under ASC 718 “Compensation – Stock Compensation” using the fair value-based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. This guidance establishes standards for the accounting for transactions in which an entity exchanges it equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

We use the fair value method for equity instruments granted to employees and non-employees and use the Black-Scholes model for measuring the fair value of options. The stock based fair value compensation is determined as of the date of the grant or the date at which the performance of the services is completed (measurement date) and is recognized over the vesting periods.

Contingencies

                The Company is exposed to claims and litigation arising in the ordinary course of business and uses various methods to resolve these matters in a manner that the Company believes serves the best interest of its shareholders and other constituents. When a loss is probable, the Company records an accrual based on the reasonably estimable loss or range of loss. When no point of loss is more likely than another, the Company records the lowest amount in the estimated range of loss and, if material, disclose the estimated range of loss. The Company does not record liabilities for reasonably possible loss contingencies, but does disclose a range of reasonably possible losses if they are material and we are able to estimate such a range. If the Company cannot provide a range of reasonably possible losses, the Company explains the factors that prevents it from determining such a range. Historically, adjustments to the Company’s estimates have not been material.

Net Loss Per Common Share

We use ASC 260, “Earnings Per Share” for calculating the basic and diluted earnings (loss) per share. We compute basic earnings (loss) per share by dividing net income (loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share is computed based on the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method. Dilutive potential common shares include outstanding stock options and warrants and stock awards.

Shares to be issued from the exercise of stock options outstanding have been excluded from diluted net income (loss) per share since such inclusion would be anti-dilutive.

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Related Parties

                Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

Segment Reporting

The Company uses the “management approach” to identify its reportable segments. The management approach designates the internal organization used by management for making operating decisions and assessing performance as the basis for identifying the Company’s reportable segments. Using the management approach, the Company determined that it does not have any segment reporting.

Recent Accounting Pronouncements Adopted

ASU 2016-13

In June 2016, the FASB issued ASU 2016-13 (as amended through November 2019), Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 introduces a new forward-looking approach, based on expected losses, to estimate credit losses on certain types of financial instruments, including trade receivables and held-to-maturity debt securities, which will require entities to incorporate considerations of historical information, current information and reasonable and supportable forecasts. This ASU also expands disclosure requirements. ASU 2016-13 is effective for the Company beginning in the first quarter of 2020. The guidance will be applied using the modified-retrospective approach. The adoption of this ASU did not have a material impact on the Company’s unaudited condensed financial statements.

ASU 2018-13

In August 2018, the FASB issued ASU 2018-13, Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurements, which eliminates, adds and modifies certain disclosure requirements for fair value measurements as part of the FASB’s disclosure framework project. ASU 2018-13 is effective for the Company beginning in the first quarter of 2020. The adoption of this ASU did not have any impact on the Company’s unaudited condensed financial statements.

ASU 2017 - 04

In January 2017, the FASB issued ASU 2017-04, Intangibles-Goodwill and Other, which simplifies the test for goodwill impairment. This update eliminates Step 2 from the goodwill impairment test. In computing the implied fair value of goodwill under Step 2, an entity had to perform procedures to determine the fair value at the impairment testing date of its assets and liabilities (including unrecognized assets and liabilities) following the procedure that would be required in determining the fair value of the assets acquired and liabilities assumed in a business combination. Instead an entity should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value, however the loss recognized should not exceed the total amount of goodwill allocated to the reporting unit. The amendments in this update are effective for the Company for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The adoption of this ASU did not have any impact on the Company’s unaudited condensed financial statements.

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Recent Accounting Pronouncements Not Yet Adopted

ASU 2019-12

In December 2019, the FASB issued ASU No. 2019-12, “Simplifying the Accounting for Income Taxes” under ASC 740, which simplifies the accounting for income taxes by removing certain exceptions to the general principles in Topic 740 and amends existing guidance to improve consistent application. This guidance is effective for fiscal years beginning after December 15, 2021, including interim periods within that fiscal year. Early adoption is permitted. The Company is in the process of evaluating the impacts of this guidance on its unaudited condensed financial statements and related disclosures.

ASU 2020-01

In January 2020, the FASB issued ASU 2020-01, Clarifying the Interactions Between Topic 321, Topic 323, and Topic 815. ASU 2020-01 addresses the accounting for the transition into and out of the equity method and measuring certain purchased options and forward contracts to acquire investments. Observable transactions that require a company to either apply or discontinue the equity method of accounting for the purposes of applying the measurement alternative in accordance with ASC 321, Investments – Equity Securities, should be considered immediately before applying or upon discontinuing the equity method. Certain non-derivative forward contracts or purchased call options to acquire equity securities generally will be measured using the fair value principles of ASC 321 before settlement or exercise and consideration shall not be given to how entities will account for the resulting investments on eventual settlement or exercise. ASU 2020-01 is effective for the Company beginning in the first quarter of 2021 and early adoption is permitted. ASU 2020-01 should be applied prospectively. The Company is currently assessing the impact this standard will have on the Company’s unaudited condensed financial statements.

ASU 2020-06

In August 2020, the FASB issued ASU 2020-06, Debt - Debt with Conversion and Other Options and Derivative and Hedging - Contracts in Entity’s Own Equity, which simplifies the accounting for convertible instruments. This guidance eliminates certain models that require separate accounting for embedded conversion features, in certain cases. Additionally, among other changes, the guidance eliminates certain of the conditions for equity classification for contracts in an entity’s own equity. The guidance also requires entities to use the if-converted method for all convertible instruments in the diluted earnings per share calculation and include the effect of share settlement for instruments that may be settled in cash or shares, except for certain liability-classified share-based payment awards. This guidance is required to be adopted by us in the first quarter of 2023 and must be applied using either a modified or full retrospective approach. We are currently evaluating the impact this guidance will have on our unaudited condensed financial statements.

There are various other updates recently issued, however, they are not expected to a have a material impact on the Company’s unaudited condensed financial position, results of operations or cash flows.

NOTE 3 – TRADE RECEIVABLES

The following table summarizes the Company’s trade receivable balance as of the date indicated (in thousands):

	September 30, 2020	December 31, 2019
Trade receivables	$98	$210
Allowance for expected credit losses	(29)	(26)
Trade receivables, net	$69	184

14

NOTE 4 – INVENTORY

Inventories consisting of products available for sale are stated at the lower of cost and net realizable value. The following table summarizes the Company’s inventory balances as of the date indicated (in thousands):

	September 30, 2020	December 31, 2019
Finished goods	$392	$304
Packaging materials	48	36
Total inventory	440	340
Allowance for inventory reserves	−	−
Total inventory, net	$440	$340

The following table summarizes the Company’s inventory on hand and under consignment (in thousands):

	September 30, 2020	December 31, 2019
Inventory on hand	$348	$339
Inventory under consignment	92	1
Total inventory	$440	$340

                No inventories were pledged or used as a security as of September 30, 2020 and December 31, 2019.

NOTE 5 – ADVANCES TO SUPPLIERS

The Company generally pays advance payments to suppliers related to PPE transactions. The goods are expected to be delivered to the Company’s customers within 1 year. As of September 30, 2020 and December 31, 2019, advances to suppliers amounted to $700,000 and $0, respectively.

NOTE 6 – PREPAID AND OTHER CURRENT ASSETS

The following table summarizes the Company’s prepaid and other current asset balances as of the date indicated (in thousands):

	September 30, 2020	December 31, 2019
Prepaid insurance	$154	$46
Prepaid advertising cost	12	27
Inventory deposits	21	10
Other prepaid expenses	36	35
Total prepaid and other current assets	$223	$118

NOTE 7 - PROPERTY AND EQUPIMENT

The Company’s property and equipment is composed of the office equipment with net book value amounting to $6,000 and $3,000 as of September 30, 2020 and December 31, 2019, respectively, net of accumulated depreciation of $1,000.

Depreciation is computed on the straight-line basis over the estimated useful life of five years. Depreciation expense amounted to $0 for the nine months ended September 30, 2020.

NOTE 8 - INTANGIBLE ASSETS

The following table summarizes the estimated fair values as of September 30, 2020 of the identifiable intangible assets acquired, their average remaining useful life, and related amortization expense (in thousands):

	Carrying Amount	Average Remaining Useful Life (Years)	Amortization Expense
Software	$12	3.75	$2
Website and content	35	4.18	3
Total	47		$5
Less: accumulated amortization	7
Intangible assets, net	$40

15

During the nine months ended September 30, 2020, the Company determined that the contents of the video are not in accordance with the guidelines set by the Food and Drug Authority and the Federal Trade Commission, and therefore, cannot be used further. Management considers this as an indicator of impairment. The Company has determined that that the fair value of the video is zero and an impairment loss of $1,000 is recognized. Impairment and amortization expense are recorded under general and administrative expenses in the statement of operation.

Additionally, impairment of website costs amounted to $4,000. The Company determined that the capitalized website costs should be impaired because the project was incomplete and no benefit is expected from the use of this capitalized website cost.

The table below summarizes the amount of impairment loss presented under general and administrative expenses in the statement of operation for the nine months ended as indicated (in thousands):

September 30, 2020
Videos	$1
Website and content	4
Total impairment losses	$5

                The estimated remaining future amortization expense for the years ended December 31, are as follows (in thousands):

2020 (remaining period)	$2
2021	9
2022	10
2023	10
2024	7
Thereafter	2
40

NOTE 9 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

The following table summarizes the Company’s accounts payable and accrued expense balances as of the date indicated (in thousands):

	September 30, 2020	December 31, 2019
Trade payables	$511	$303
Sales tax payable	282	170
Salaries payable	153	101
Payroll tax liability	62	13
Accrued expenses	55	21
Total accounts payable and accrued expenses	$1,063	$608

NOTE 10 – RELATED PARTY TRANSACTIONS

Payables to related party

The following table summarizes the Company’s accounts payable and accrued expense balances as of the date indicated (in thousands):

	September 30, 2020	December 31, 2019
Dennis Duitch	$141	$160
Cure Pharmaceutical Holding Corp	550	-
Payables to related party	$691	$160

16

On July 31, 2020, the Company issued notes to Cure Pharmaceutical Holding Corp (“Cure”), the Company’s parent company as of October 2, 2020 pursuant to the Agreement and Plan of Merger and Reorganization as further described in Note 18, amounting to $500,000 with 9% interest per annum payable on December 31, 2020. On September 16, 2020, the notes were modified to include additional $50,000 of principal. Interest expense for the nine months ended September 30, 2020 amounted to $8,000.

During the year ended December 31, 2019, the Company issued notes to Dennis Duitch, a major shareholder of the Company, aggregating $191,000 with 8% interest per annum payable not later than December 31, 2019. In December 2019, the term of the loan was extended and will be payable on December 31, 2020. During the nine months ended September 30, 2020 repayments amounted to $19,000. As of September 30, 2020 and December 30, 2019, outstanding balance amounted to $141,000 and $160,000, respectively. Interest expense for the nine months ended September 30, 2020 amounted to $8,000.

Administrative service agreement

On January 2, 2019, the Company entered into an administrative service agreement (“Service Agreement”) with Visionworx, an affiliate of the Company. Visionworx will process payments related to the Company’s operations using Visionworx’s contractual relationship with JPMorgan Chase Bank, N.A. via its Chase Paymentech Select Merchant Payment Instrument Processing Agreement. In consideration for the services, the Company will pay to Visionworx a management fee equal to all associated fees and expenses in connection with the Service Agreement.

The Service Agreement is effective on January 2, 2019 and will continue for a period of two years. The term of the Service Agreement will be renewed automatically for additional one-year periods until terminated. The Service Agreement may be terminated by (a) either party for any reason at least thirty days’ prior written notice to the other party; or (b) immediately upon the mutual consent of the parties.

Due from related party, net

The following table summarizes the Company’s due from related party balances as of the date indicated (in thousands):

	September 30, 2020	December 31, 2019
Reserves under the Service Agreement	$-	$63
Due from Visionworx	26	22
Due to ALT	(18)	(14)
Due from related party, net	$8	$71

NOTE 11 - LEASES

On May 1, 2019, the Company entered into a lease agreement to lease a 3,822 square feet office space. The agreement contains an option to extend the lease for an additional 36 months and the Company will reassess the lease term of the contract when it has determined it is reasonably certain to exercise the option. The weighted average remaining term of the lease as of September 30, 2020 is approximately 3.56 years.

The Company classified the lease as an operating lease in accordance with ASC 842 and has recognized a right-of-use asset and a lease liability based on the present values of its lease payments over its respective lease term. The Company used the services of a valuation company to compute for the IBR which is necessary to determine the present value of its lease payments since a borrowing rate is not explicitly available on the lease agreement. The concluded IBR is 11.30%. Operating lease payments and lease expense are recognized on a straight-line basis over the lease term. The company has no financing leases as of September 30, 2020.

On June 10, 2020, the lease contract was amended for the reduction of base rent by 20% for the period of April to June 2020. The base rent reduction was negotiated with the landlord caused by the current world-wide COVID-19 pandemic and a stay-at-home order issued by the City of Los Angeles. The effect of this rent reduction is considered in our calculation of the right-of-use assets and lease liabilities.

17

Lease expenses for the nine months ended September 30, 2020 amounted to $92,000.

The following table summarizes the Company’s lease asset and liability accounts as of the date indicated (in thousands):

Operating lease	Balance sheet caption	September 30, 2020	December 31, 2019
Right-of use assets	Right-of-use-asset	$363	$419

Lease liabilities- current	Lease liability - short term	$89	$73
Lease liabilities- noncurrent	Lease liability - long term	303	372
Total lease liabilities		$392	$445

The future payments due under the operating lease is as follows:

Years
2020 (remaining period)	$88
2021	97
2022	100
2023	103
2024	46
Undiscounted cash flow	434
Effects of discounting	(42)
Lease liabilities recognized	$392

NOTE 12 – PAYCHECK PROTECTION PROGRAM LOAN

On April 16, 2020, the Company entered into a promissory note evidencing an unsecured $206,000 loan under the PPP Loan. The PPP Loan is being made through Chase Bank. The term of the PPP Loan is 2 years with an interest rate of 1%, which will be deferred for the first six months of the term of the PPP Loan. The promissory note evidencing the PPP Loan contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, or provisions of the promissory note. The occurrence of an event of default may result in the repayment of all amounts outstanding, collection of all amounts owing from the Company, and/or filing suit and obtaining judgment against the Company.

As of September 30, 2020, the short-term and long-term balances were $109,000 and $97,000, respectively. As of December 31, 2019, the short-term and long-term balances was $0.

NOTE 13 – LOANS PAYABLE

On January 21, 2020, the Company entered into a short term loan of $150,000 that was repaid on July 31, 2020. Total interest paid relating to this short term loan was $27,000.

On May 18, 2020, the Company entered into a short term loan of $119,000 that was repaid on June 29, 2020. Total interest paid relating to this short term loan was $10,000.

During the nine months ended September 30, 2020, the Company entered into a premium financing agreement with First Insurance Funding amounting to $123,000 with 6.55% interest per annum payable in 12 months and paid off the remaining previous premium financing entered into during the year ended December 31, 2019 of $33,000. As of September 30, 2020 and December 31, 2019, the outstanding balances amounted to $123,000 and $33,000, respectively. Interest expense for the nine months ended September 30, 2020 amounted to $1,000.

NOTE 14 – STOCKHOLDERS’ DEFICIT

Authorized shares

The Company is authorized to issue 30,000,000 shares of common stock, par value $0.001 per share. As of September 30, 2020 and December 31, 2019, the Company had 9,514,100 and 12,388,000 shares issued and outstanding, respectively.

18

Rescission of shares

On June 22, 2020, the Company entered into a settlement agreement, mutual general release and covenant not to sue (“Settlement Agreement”) between the Company and a former officer and shareholder of the Company (“Former Shareholder”). The Company agreed to pay the Former Shareholder the sum of $135,000, which was paid in July 2020. Also, the Company rescinded the original share issuance of 2,873,900 shares of the Company’s common stock issued to the Former Shareholder. Loss on settlement recorded under other expenses amounted to $151,000.

NOTE 15 – STOCK BASED COMPENSATION

On January 2, 2019, our board of directors and stockholders authorized the 2019 Equity Compensation Plan (the “Plan”). The maximum number of shares reserved and available for issuance under the Plan will be 790,000 shares of our common stock. The purpose of the plan is to encourage and enable the employees, directors, officers and other key Persons (including consultants, advisors and prospective employees) of the Company upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company.

Plan options may either be:

•	incentive stock options (“ISOs”),
•	non-qualified stock options (“NSOs”),
•	restricted stock awards,
•	unrestricted stock awards, and
•	other stock-based awards.

The Committee of the Board of Directors (“Committee”) in its discretion may grant ISOs or NSOs (“Stock Options”) to eligible directors, officers, employees and key persons of the Company. Grantees under the plan will be such full or part-time employees, directors, officers and key persons (including consultants, advisors and prospective employees) of the Company who are selected from time to time by the Committee in its sole discretion; provided, however, that a Stock Option may be granted only to a person who, at the time the Stock Option is granted, is an employee of the Company.

The exercise price per share for Stock Options granted under the Plan will be determined by the Committee at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. If an employee owns or is deemed to own more than 10 percent of the combined voting power of all classes of stock of the Company and an ISO is granted to such employee, the option price of an ISO shall be not less than 110 percent of the Fair Market Value on the grant date. The term of each stock option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the stock option is granted.

Transactions involving our stock options for the nine months ended September 30, 2020 are summarized as follows:

In May 2020, the Company issued 25,000 stock options to purchase shares of the Company’s common stock. The stock options have an exercise price of $1.00 per share, are exercisable for a period of 10 years and vest over 24 months from the date of grant. The fair value of the stock option on the date of grant was $32,000 calculated using the Black-Scholes option pricing model. The fair value of the options will be recognized ratably over the vesting period.

19

In June 2020, the Company issued 92,500 stock options to purchase shares of the Company’s common stock. The stock options have an exercise price of $1.00 per share, are exercisable for a period of 10 years and vest over 24 months from the date of grant. The fair value of the stock option on the date of grant was $115,000 calculated using the Black-Scholes option pricing model. The fair value of the options will be recognized ratably over the vesting period.

	Number of Shares	Weighted Average Strike Price/Share	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value	Weighted Average Grant Date Fair Value
Outstanding — December 31, 2019	445,000	$1.00	9.63	$131,000	$1.06
Granted	117,500	1.00	10.00	57,000	1.25
Exercised	−	−	−	−	−
Forfeited	−	−	−	−	−
Outstanding — September 30, 2020	562,500	1.00	9.06	277,000	1.10
Vested and exercisable — September 30, 2020	265,104	1.00	8.92	131,000	1.06
Unvested and non-exercisable – September 30, 2020	297,396	$1.00	9.06	$146,000	$1.10

Stock based compensation expense for the nine months ended September 30, 2020 amounted to $196,000.

The following table sets forth the weighted-average assumptions used to estimate the fair value of option granted for the nine months ended September 30, 2020:

Range
Expected life (in years)	6
Risk-free interest rate	0.68% to 1.90%
Expected volatility	104% to 108.30%
Dividend yield	0.00%
Stock price	$1.00 to $1.49

NOTE 16 – REVENUE DISAGGREGATION

The following table breaks out the revenue, cost of sales and gross profit between direct to consumer (“DTC”), wholesale and personal protective equipment (“PPE”) (in thousands):

	DTC	Wholesale	PPE	Total
Sales, net of discounts and refunds	$3,285	$205	$2,176	$5,666
Cost of sales	785	137	1,875	2,797
Gross profit	$2,500	$68	$301	$2,869

NOTE 17 - COMMITMENTS AND CONTINGENCIES

Litigation

From time to time, the Company may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

On June 22, 2020, the Company entered into a settlement agreement, mutual general release and covenant not to sue (“Settlement Agreement”) between the Company and a former officer and shareholder of the Company (Former Shareholder). The Company agreed to pay the Former Shareholder the sum of $135,000, which was paid in July 2020. Also, the Company rescinded the original share issuance of 2,873,900 shares of the Company’s common stock issued to the Former Shareholder. Loss on settlement recorded under other expenses amounted to $151,000.

20

NOTE 18 – SUBSEQUENT EVENTS

Consummation of Merger

On October 2, 2020 (the “Effective Time”), the Company was acquired by Cure Pharmaceutical Holding Corp. (“Cure”) pursuant to an Agreement and Plan of Merger and Reorganization, dated as of September 23, 2020 (the “Merger Agreement”), by and among the Company, Cure Labs, Inc., a wholly owned subsidiary of Cure (“Merger Sub”), Cure and Nancy Duitch, in her capacity as the security holders representative (“Ms. Duitch”; collectively with the Company, Cure and Merger Sub, the “Parties”). The Merger Agreement provides for the acquisition of the Company by Cure through the merger of Merger Sub with and into the Company, with the Company surviving as a wholly owned subsidiary of Cure (the “Merger”).

At the Effective Time of the Merger, all issued and outstanding shares of capital stock of the Company were converted into the right to receive, subject to customary adjustments, an aggregate of approximately (i) $1,000,000 in cash (the “Upfront Payment”) and (ii) up to 6,909,091 shares of Cure’s common stock. On October 1, 2020, the Parties entered into a Waiver of Closing Condition, pursuant to which Cure’s obligation to pay the Upfront Payment at the Effective Time was extended to October 13, 2020. As of the filing date of this report, Cure has paid $250,000 of the Upfront Payment. Both the Company and Cure have agreed there are no penalties or defaults resulting from the delinquency of the remaining Upfront Payment. Ms. Duitch and Cure are currently negotiating the remaining balance due of $750,000 as to the timing and structure of this payment.

Pursuant to the Merger Agreement, the Company’s security holders are also entitled to receive up to 5,988,024 shares of the Cure’s common stock (the “Clawback Shares”) based on the achievement of certain sales milestones up to an aggregate maximum amount of $20,000,000 as set forth in the Merger Agreement. Subsequent to the Effective Time and for a period of two years, Cure agreed to make available to the Company $4,000,000 for working capital, less the outstanding amount of the Secured Promissory Note previously issued by Cure to the Company.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Lock-Up Agreement in Connection with the Merger

As a condition to closing the Merger, each recipient (each, a “Recipient”) of the Cure’s common stock in connection with the Merger entered into a lock-up agreement (the “Lock-Up Agreement”) pursuant to which each Recipient has agreed not to sale or transfer any shares of Cure’s common stock, (including the Clawback Shares), without the approval of Cure, prior to the termination of such transfer restrictions in accordance with the restriction termination schedule as described in the Lock-Up Agreement.

Employment Agreement in Connection with the Merger

As a condition to closing the Merger, the Cure entered into an employment agreement (the “Employment Agreement”) with Ms. Duitch as Chief Strategy Officer-Wellness of Cure, and as Chief Executive Officer of the Company. Under the Employment Agreement, Ms. Duitch shall receive a base salary at a rate of $250,000 per annum. In addition, Ms. Duitch shall be eligible to participate in any and all employee and health benefit plans.

The Employment Agreement contemplates an “at-will” relationship. In the event Ms. Duitch has good reason to resign (as defined in the Employment Agreement), or if Ms. Duitch is terminated without cause (as defined in the Employment Agreement), then Ms. Duitch will be entitled to severance compensation as follows: (i) payment of an amount equal to two (2) weeks’ salary for every month Ms. Duitch has been employed by Company for a maximum total severance compensation equal to twelve (12) months’ salary (at the highest rate of compensation Ms. Duitch received in the year immediately prior to termination), less applicable deductions, (ii) the Company shall pay one (1) month of Ms. Duitch’s COBRA premiums for every two (2) months that Ms. Duitch has been employed by Company for a maximum of six (6) months of COBRA premiums and (iii) Ms. Duitch shall be entitled to continue participating in certain employee welfare benefit plans.

In addition, the Employment Agreement contains customary restrictive covenants prohibiting the disclosure of certain confidential information and prohibitions against solicitation and competition.

21

THE SERA LABS, INC.

22

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
The Sera Labs, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of The Sera labs, Inc. (the Company) as of December 31, 2019, and the related statement of operation, stockholders’ deficit, and cash flows for the year ended December 31, 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the year ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

The Company's Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the accompanying financial statements, the Company suffered losses from operations, generated negative cash flows from operating activities, has an accumulated deficit that raise substantial doubt about the Company’s ability to continue as a going concern. Management's evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

RBSM LLP

We have served as the Company’s auditor since 2019.

Larkspur, CA

December 15, 2020

23

THE SERA LABS, INC.
BALANCE SHEET
AS OF DECEMBER 31, 2019
(in thousands, except share amounts)

ASSETS
Current assets:
Cash	$1
Trade receivables, net	184
Inventory, net	340
Due from related party, net	71
Prepaid and other current assets	118
Total current assets	714

Property and equipment, net	3
Intangible assets, net	30
Right-of-use asset, net	419
Other assets	21

Total assets	$1,187

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable and accrued expenses	$608
Payables to related party	160
Operating lease liability - short term	73
Loans payable - short term	33
Contract liabilities	22
Total current liabilities	896

Operating lease liability - long term	372
Total liabilities	1,268

Commitments and contingencies (see Note 16)

Stockholders’ deficit:
Common stock, $0.001 par value, 30,000,000 shares authorized, 12,388,000 shares issued and outstanding as of December 31, 2019	12
Additional paid-in capital	2,598
Stock subscription receivable	(2)
Accumulated deficit	(2,689)
Total stockholders’ deficit	(81)

Total liabilities and stockholders’ deficit	$1,187

The accompanying footnotes are an integral part of these financial statements

24

THE SERA LABS, INC.
STATEMENT OF OPERATION
FOR THE YEAR ENDED DECEMBER 31, 2019
(in thousands, except share amounts)

Sales, net of discounts and refunds	$3,621
Cost of sales	1,150
Gross profit	2,471

Operating expenses:
Employee related expenses	1,281
Sales and marketing expenses	2,643
General and administrative expenses	1,160
Total operating expenses	5,084

Loss from operations	(2,613)

Other expenses:
Financing costs	8
Total other expenses	8

Net loss before income taxes	(2,621)

Provision for income taxes	−

Net loss	$(2,621)

Net loss per share, basic and diluted	$(0.22)

Weighted average shares outstanding – basic and diluted	12,010,570

The accompanying footnotes are an integral part of these financial statements

25

THE SERA LABS, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2019
(in thousands, except share amounts)

			Additional	Stock
	Capital stock		Paid-in	Subscription	Accumulated
	Shares	Amount	Capital	Receivable	Deficit	Total
Balance, December 31, 2018	10,000,000	$10	$161	$(2)	$(68)	$101
Issuance of stocks for cash, net of issuance costs	2,388,000	2	2,351	−	−	2,353
Stock based compensation	−	−	86	−	−	86
Net loss	−	−	−	−	(2,621)	(2,621)
Balance, December 31, 2019	12,388,000	$12	$2,598	$(2)	$(2,689)	$(81)

The accompanying footnotes are an integral part of these financial statements

26

THE SERA LABS, INC.
STATEMENT OF CASH FLOW
FOR THE YEAR ENDED DECEMBER 31, 2019
(in thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss		$(2,621)
Adjustments to reconcile net loss to net cash flows:
Amortization of right-of-use asset		42
Amortization of intangibles		12
Impairment loss – intangibles		148
Depreciation expense		1
Stock based compensation		86
Allowance for expected credit losses		26
Changes in operating assets and liabilities:
Trade receivables		(210)
Inventory		(221)
Due from related party, net		(38)
Prepaid and other current assets		(101)
Other assets		(21)
Accounts payable and accrued expenses		491
Operating lease liability		(16)
Contract liabilities		(21)
Net cash used in operating activities		(2,443)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment		(4)
Purchase of intangible asset		(143)
Net cash used in investing activities		(147)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the issuance of stocks		2,353
Proceeds from loan payables		53
Payment of loan payables		(20)
Proceeds from related party payables		191
Repayment of related party payables		(120)
Net cash provided by financing activities		2,457

Net decrease in cash		(133)
Cash, beginning of year		134
Cash, end of year		$1

Supplemental disclosure of cash flow information:
Cash paid for interest		$3
Cash paid for income taxes	$	−

Noncash investing and financing activities:
Lease liabilities arising from obtaining right-of-use assets		$461

The accompanying footnotes are an integral part of these financial statements

27

THE SERA LABS, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2019

NOTE 1 – ORGANIZATION AND BUSINESS OPERATIONS

Organization

The Sera Labs, Inc (the “Company,” “we,” “our,” or “us,”) was incorporated in the State of Delaware on December 21, 2018 with its offices located in Sherman Oaks, Ca. The Company was formed through the conversion agreement made by and between The Sera Labs LLC, a Delaware limited liability company (“LLC”) and Advanced Legacy Technologies, LLC, a California limited liability company (“ALT”). The sole member of ALT is Visionworx, LLC, (“Visionworx”) whose sole member is Dennis Duitch and Nancy T. Duitch, Trustees of the Duitch Living trust dated January 09, 1989 (the “Duitch Trust”). Upon the conversion of the LLC into the Company, the Duitch Trust received 7,100,000 shares of the Company’s common stock for the exchange for the contribution of the net assets of the LLC (“Net Assets”), which was approximately $153,000.

Since the Duitch Trust continued to have effective control of the Net Assets, after the transfer, a change of control over the Net Assets did not occur. Therefore, the transfer of assets was not accounted for in accordance with acquisition accounting, so the acquired assets and liabilities assumed where recorded at the historical cost basis, instead of being recorded at fair market value, as of the date of the transaction.

Business Operations

The Company has more than 20 products that are sold under the brand names Sera Labs™, SeraRelief™ and SeraTopical™. The Company’s products are sold in major national drug store, grocery chains and mass retailers in beauty, health & wellness, and pet care categories. The Company also sells products under private label to major retailers and multi-level marketers, as well as selling directly to consumers via its website, which also offers an opt-in subscription-based service.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of Company’s management, who is responsible for their integrity and objectivity.

Liquidity and Going Concern

The accompanying financial statements have been prepared on a basis that assumes the Company will continue as a going concern. As of December 31, 2019, the Company has an accumulated deficit of approximately $2,689,000 and has incurred significant operating losses. For the year ended December 31, 2019, the Company incurred a net loss of approximately $2,621,000. The Company anticipates that we will continue to incur operating losses, although at a lower level, as we execute our commercialization as well as our strategic and business development initiatives.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. For the year ended December 31, 2019, the Company has significant cash proceeds from issuance of stocks, net of issuance costs, of approximately $2,353,000. The Company raised additional financing through loans. These factors raise substantial doubt about the Company’s ability to continue as a going concern for one year from the issuance of the financial statements. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary if the Company is unable to continue as a going concern.

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Use of estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant areas requiring the use of management estimates include, but are not limited to, the allowance for credit losses, valuation of intangible assets, assumptions used to calculate fair value of stock options, deferred income tax valuation allowance, incremental borrowing rate (“IBR”) and inventory reserves. Actual results could differ from those estimates.

Fair Values of Financial Instruments

The Company follows Accounting Standards Codification (“ASC”) 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

Level 1:	Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2:

Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

The carrying amounts reported in the balance sheet for cash, trade receivable, accounts payable, accrued expenses, payables to related party approximate their estimated fair market value based on the short-term maturity of these instruments.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. As of December 31, 2019, the Company had no cash equivalents

Trade Receivable

Trade receivable are generally unsecured. Credit is extended to customers based on an evaluation of their financial condition and other factors. Management periodically assesses the Company’s accounts receivable and, if necessary, establishes an allowance for expected credit losses. Accounts determined to be uncollectible are charged to operations when that determination is made. The Company usually does not require collateral.

Allowance for expected credit losses as of and for the year ended December 31, 2019 amounted to $26,000.

Concentration of Credit Risk, Significant Customers and Supplier Risk

As of December 31, 2019, the Company had one customer with an accounts receivable balance of approximately 98.0% of the trade receivable balance.

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For the year ended December 31, 2019, the Company had one customer that account for approximately 99.8% of the total wholesale revenue.

For the year ended December 31, 2019, the Company had two suppliers that account for approximately 45.3% and 28.5% of the total purchases.

Inventory

Merchandise inventories are stated at the lower of cost and net realizable value. Cost of sales is determined using the first-in, first-out (“FIFO”) method. As of December 31, 2019, allowance for inventory reserves amounted to $0.

Prepaid and Other Current Assets

Prepaid and other current assets are assets held by the Company, which are expected to be realized and consumed within twelve months after the reporting period. It consists of prepayments for insurance, advertising costs, and inventory deposits.

Impairment of Long-lived Assets

Management evaluates the recoverability of the Company’s identifiable intangible assets and other long-lived assets when events or circumstances indicate a potential impairment exists. Events and circumstances considered by the Company in determining whether the carrying value of identifiable intangible assets and other long-lived assets may not be recoverable include, but are not limited to: significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; a significant decline in the Company’s stock price for a sustained period of time; and changes in the Company’s business strategy. In determining if impairment exists, the Company estimates the undiscounted cash flows to be generated from the use and ultimate disposition of these assets. If impairment is indicated based on a comparison of the assets’ carrying values and the undiscounted cash flows, the impairment loss is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. Impairment loss recognized for the year ended December 31, 2019 amounted to $148,000.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided on the straight-line basis over the estimated useful lives of the assets.

Expenditures for repair and maintenance which do not materially extend the useful lives of property and equipment are charged to operations. When property or equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts with the resulting gain or loss reflected in operations. Management periodically reviews the carrying value of its property and equipment for impairment.

Intangible Assets

Intangible assets acquired separately are measured on initial recognition at cost. Following initial recognition, intangible assets are carried at cost less any accumulated amortization and accumulated impairment losses. Intangible assets with finite lives are amortized over the useful economic life and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortization period and the amortization method for an intangible asset with a finite useful life are reviewed at least at the end of each reporting period. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are considered to modify the amortization period or method, as appropriate, and are treated as changes in accounting estimates. The amortization expense on intangible assets with finite lives is recognized in the statement of profit or loss in the expense category that is consistent with the function of the intangible assets.

Amortization is provided for on the straight-line basis over the estimated useful lives of the assets of five years.

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Right-of-Use Assets and Lease Obligations

The Company adopted Accounting Standards Update (“ASU”) No. 2016-02, Leases, on January 1, 2019. The Company assesses at contract inception whether a contract is, or contains, a lease. That is, if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

Right-of-use assets

The Company recognizes right-of-use assets at the commencement date of the lease. Right-of-use assets are measured at cost and adjusted for any remeasurement of lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognized, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received.

Lease liabilities

At the commencement date of the lease, the Company recognizes lease liabilities measured at the present value of lease payments to be made over the lease term. The lease payments include fixed payments less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees. The lease payments also include the exercise price of a purchase option reasonably certain to be exercised by the Company and payments of penalties for terminating the lease, if the lease term reflects the Company exercising the option to terminate.

In calculating the present value of lease payments, the Company uses its incremental borrowing rate at the lease commencement date because the interest rate implicit in the lease is not readily determinable. After the commencement date, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made. In addition, the carrying amount of lease liabilities is remeasured if there is a modification, a change in the lease term, a change in the lease payments or a change in the assessment of an option to purchase the underlying asset.

Estimating the incremental borrowing rate

The Company cannot readily determine the interest rate implicit in the lease, therefore, it uses its IBR to measure lease liabilities. The IBR is the rate of interest that the Company would have to pay to borrow over a similar term, and with a similar security, the funds necessary to obtain an asset of a similar value to the right-of-use asset in a similar economic environment. The IBR therefore reflects what the Company ‘would have to pay’, which requires estimation when no observable rates are available or when they need to be adjusted to reflect the terms and conditions of the lease.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, “Revenue Recognition”. Revenues under Topic 606 are required to be recognized either at a “point in time” or “over time”, depending on the facts and circumstances of the arrangement, and are evaluated using a five-step model.

To achieve the core principle of Topic 606, we perform the following steps:

•	Identify the contract(s) with customer;
•	Identify the performance obligations in the contract;
•	Determine the transactions price;
•	Allocate the transactions price to the performance obligations in the contract; and
•	Recognize revenue when (or as) we satisfy a performance obligation.

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Under Topic 606, the Company recognizes revenue as, or when, we satisfy performance obligations under a contract. We account for a contract when the parties approved the contract and are committed to perform on it, the rights of each party and the payment terms are identified, the contract has commercial substance and it is probable that we will collect substantially all of the consideration. A performance obligation is a promise in a contract to transfer a distinct good or service, or a series of distinct goods or services, to a customer. The transaction price of a contract must be allocated to each performance obligation and recognized as the performance obligation is satisfied. In essence, we recognize revenue when or as control of the promised goods or services transfer to the customer.

On January 1, 2019 the Company adopted ASC 606 using the modified retrospective (cumulative effect) transition method. Under this transition method, results for reporting periods beginning January 1, 2019 or later are presented under ASC 606, while prior period results continue to be reported in accordance with previous guidance. The cumulative effect of the initial application of ASC 606 was immaterial, no adjustment was recorded to the opening balance of retained earnings. The timing of revenue recognition for our various revenue streams was not materially impacted by the adoption of this standard. The Company believes its business processes, systems, and controls are appropriate to support recognition and disclosure under ASC 606. Overall, the adoption of ASC 606 did not have a material impact on the Company’s balance sheet, statement of operation and statement of cash flow for the year ended December 31, 2019. The analysis of contracts under ASC 606 supports the recognition of revenue at a point in time, resulting in revenue recognition timing that is materially consistent with the Company’s historical practice of recognizing product revenue when title and risk of loss pass to the customer.

Sales Tax

The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring the promised goods or services to a customer, excluding sales taxes. The net amount of sales tax payable to the taxation authority is included as part of accounts payable and accrued expenses in the balance sheet.

Practical Expedients and Exemptions

The Company has elected certain practical expedients and policy elections as permitted under ASC Topic 606 as follows:

•	The Company adopted the practical expedient related to not adjusting the promised amount of consideration for the effects of a significant financing component if the period between transfer of product and customer payment is expected to be less than one year at the time of contract inception;

•	The Company made the accounting policy election to exclude any sales and similar taxes from the transaction price; and

•	The Company adopted the practical expedient not to disclose the value of unsatisfied performance obligations for contracts with an original expected length of one year or less.

Advance payments represent contract liabilities and are recorded as deferred revenues when customers remit contractual cash payments in advance before satisfying performance obligations under contractual arrangements. The Company generally receives advance payments from customers. Contract liabilities are derecognized when revenue is recognized and the performance obligation is satisfied. Advance payments are included in contract liabilities, which is classified as current or noncurrent based on the timing of when the Company expects to recognize revenue.

Cost to obtain a contract

The Company pays sales commission to its employees and outside sales representatives for contracts that they obtain relating to wholesale and PPE. The Company applies the optional practical expedient to immediately expense costs to obtain a contract if the amortization period of the asset that would have been recognized is one year or less. As such, sales commissions are immediately recognized as an expense and included as part of sales and marketing expenses.

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Cost of Goods Sold

                Cost of goods sold primarily consists of cost of products, secondary packaging materials, shipping materials and shipping costs incurred.

Advertising Costs

Advertising costs are expensed as incurred and included in sales and marketing expenses. Advertising costs amounted to $2,643,000 for the year ended December 31, 2019.

Income Taxes

                The Company utilizes Financial Accounting Standards Board (“FASB”) ASC 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

                The Company generated a deferred tax asset through net operating loss carry-forward. However, a valuation allowance of 100% has been established due to the uncertainty of the Company’s realization of the net operating loss carry forward prior to its expiration.

Stock-Based Compensation

The Company accounts for its stock-based compensation under ASC 718 “Compensation – Stock Compensation” using the fair value-based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. This guidance establishes standards for the accounting for transactions in which an entity exchanges it equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

The Company uses the fair value method for equity instruments granted to employees and non-employees and uses the Black-Scholes model for measuring the fair value of options. The stock-based fair value compensation is determined as of the date of the grant or the date at which the performance of the services is completed (measurement date) and is recognized over the vesting periods.

Contingencies

                The Company is exposed to claims and litigation arising in the ordinary course of business and uses various methods to resolve these matters in a manner that the Company believes serves the best interest of its shareholders and other constituents. When a loss is probable, the Company records an accrual based on the reasonably estimable loss or range of loss. When no point of loss is more likely than another, the Company records the lowest amount in the estimated range of loss and, if material, disclose the estimated range of loss. The Company does not record liabilities for reasonably possible loss contingencies, but does disclose a range of reasonably possible losses if they are material and we are able to estimate such a range. If the Company cannot provide a range of reasonably possible losses, the Company explains the factors that prevents it from determining such a range. Historically, adjustments to the Company’s estimates have not been material.

Net Loss Per Common Share

The Company applies ASC 260, “Earnings Per Share” for calculating the basic and diluted earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share is computed based on the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method. Dilutive potential common shares include outstanding stock options and warrants and stock awards.

Shares to be issued from the exercise of stock options outstanding have been excluded from diluted net income (loss) per share since such inclusion would be anti-dilutive.

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Related Parties

                Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

Recent Accounting Pronouncements Adopted

ASU 2016-02

In February 2016, the FASB issued ASU 2016-02, “Leases” (“ASU 2016-02”). This guidance, as amended by subsequent ASU’s on the topic, improves transparency and comparability among companies by recognizing right-of-use (ROU) assets and lease liabilities on the balance sheet and by disclosing key information about leasing arrangements. ASU No. 2016-02 is effective for public business entities for annual periods, including interim periods within those annual periods, beginning after December 15, 2018, with early adoption permitted. We adopted ASU No. 2016-02 in our fiscal year beginning January 1, 2019 and used the optional transition method provided by the FASB in ASU No. 2018-10, “Codification Improvements to Topic 842, Leases” and ASU No. 2018-11, “Leases (Topic 842): Targeted Improvements”, with no restatement of comparative periods. See Note 10.

The new standard provides optional practical expedients in transition. We will only elect the package of practical expedients where, under the new standard, prior conclusions about lease identification, lease classification and initial direct costs do not need to be reassessed. The new standard also provides practical expedients for ongoing accounting where we elected the practical expedients on adoption and did not record any ROU asset with terms of less than 12 months.

ASU 2018-07

In June 2018, the FASB issued ASU No. 2018-7, Compensation – Stock Compensation (Topic 718) — Improvements to Nonemployee Share-Based Payment Accounting. This guidance supersedes ASC 505-50 and expands the scope of ASC 718 to include all share-based payment arrangements related to the acquisition of goods and services from both nonemployees and employees. The amendments should be applied on a modified retrospective basis through a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. The guidance permits early adoption and was adopted by the Company in the first quarter of fiscal year 2019. The adoption of this ASU did not have any impact on the Company’s financial statements.

ASU 2018-15

In August 2018, the FASB issued ASU 2018-15, “Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract (a consensus of the FASB Emerging Issues Task Force)” (“ASU 2018-15”). The amendments in ASU 2018-15 align the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). ASU 2018-15 is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company early-adopted this standard on a prospective basis. The adoption did not have a material impact on the Company’s financial statements.

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Recent Accounting Pronouncements Not Yet Adopted

ASU 2016-13

In June 2016, the FASB issued ASU 2016-13 (as amended through November 2019), Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 introduces a new forward-looking approach, based on expected losses, to estimate credit losses on certain types of financial instruments, including trade receivables and held-to-maturity debt securities, which will require entities to incorporate considerations of historical information, current information and reasonable and supportable forecasts. This ASU also expands disclosure requirements. ASU 2016-13 is effective for the Company beginning in the first quarter of 2020. The guidance will be applied using the modified-retrospective approach. The Company is currently assessing the impact this standard will have on the Company’s financial statements.

ASU 2018-13

In August 2018, the FASB issued ASU 2018-13, Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurements, which eliminates, adds and modifies certain disclosure requirements for fair value measurements as part of the FASB’s disclosure framework project. ASU 2018-13 is effective for the Company beginning in the first quarter of 2020. The Company is currently assessing the impact this standard will have on the Company’s financial statements.

ASU 2019-12

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes.” ASU 2019-12 amends ASC 740 to simplify the accounting for income taxes by removing certain exceptions for investments, intra-period allocations and interim calculations, and adding guidance to reduce complexity in the accounting standard under the FASB’s simplification initiative. ASU 2019-12 is effective for public entities for fiscal years beginning after December 15, 2020. Upon adoption, the amendments in ASU 2019-12 should be applied on a prospective basis to all periods presented. Early adoption is permitted. The Company is currently assessing the impact this standard will have on the Company’s financial statements.

There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s financial position, results of operations or cash flows.

NOTE 3 – TRADE RECEIVABLES

The following table summarizes the Company’s trade receivable balance as of the date indicated (in thousands):

December 31, 2019
Trade receivables	$210
Allowance for expected credit losses	(26)
Trade receivables, net	$184

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NOTE 4 – INVENTORY

Inventories consisting of products available for sale are stated at the lower of cost and net realizable value.

The following table summarizes the Company’s inventory balances as of the date indicated (in thousands):

December 31, 2019
Finished goods	$304
Packaging materials	36
Total inventory	340
Allowance for inventory reserves	−
Total inventory, net	$340

The following table summarizes the Company’s inventory on hand and under consignment (in thousands):

December 31, 2019
Inventory on hand	$339
Inventory under consignment	1
Total inventory	$340

                No inventories were pledged or used as a security as of December 31, 2019.

NOTE 5 – PREPAID AND OTHER CURRENT ASSETS

The following table summarizes the Company’s prepaid and other current asset balances as of the date indicated (in thousands):

December 31, 2019
Prepaid insurance	$46
Prepaid advertising cost	27
Inventory deposits	10
Other prepaid expenses	35
Total prepaid and other current assets	$118

NOTE 6 - PROPERTY AND EQUPIMENT

The Company’s property and equipment is composed of the office equipment with net book value amounting to $3,000 as of December 31, 2019, net of accumulated depreciation of $1,000.

Depreciation is computed on the straight-line basis over the estimated useful life of five years. Depreciation expense amounted to $1,000 for the year ended December 31, 2019.

NOTE 7 - INTANGIBLE ASSETS

The following table summarizes the carrying amounts as of December 31, 2019 of the identifiable intangible assets acquired, their average remaining useful life, and related amortization expense (in thousands):

	Carrying Amount	Average Remaining Useful Life (Years)	Amortization Expense
Software	$12	4.50	$1
Website and content	20	4.30	6
Video	−	−	5
Total	32		$12
Less: accumulated amortization	2
Intangible assets, net	$30

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During the year ended December 31, 2019, the Company determined that the contents of the video and books (recorded under website and content) are not in accordance with the guidelines set by the Food and Drug Authority and the Federal Trade Commission, and therefore, cannot be used further. Management considers this as an indicator of impairment. The Company has determined that that the fair value of the video and books are zero and an impairment loss of $63,000 and $11,000, respectively, is recognized. Impairment and amortization expense are recorded under general and administrative expenses in the statement of operation.

Additionally, impairment of trademarks and website costs amounted to $16,000 and $58,000, respectively. The Company determined that the trademarks and website cannot be further used because the code used in the old website is not compatible with the latest software and technology and therefore, cannot be further upgraded.

The table below summarizes the amount of impairment loss presented under general and administrative expenses in the statement of operation for the year-ended as indicated (in thousands):

December 31, 2019
Videos	$63
Website and content	69
Trademarks	16
Total impairment losses	$148

The estimated remaining future amortization expense for the years ended December 31, are as follows (in thousands):

2020	$6
2021	6
2022	7
2023	7
2024	4
$30

NOTE 8 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

The following table summarizes the Company’s accounts payable and accrued expense balances as of the date indicated (in thousands):

December 31, 2019
Trade payables	$303
Sales tax payable	170
Salaries payable	101
Payroll tax liability	13
Accrued expenses	21
Total accounts payable and accrued expenses	$608

NOTE 9 – RELATED PARTY TRANSACTIONS

Payables to related party

At January 2, 2019, there was a $90,000 loan payable to Nancy Duitch, a major shareholder that was paid in full on February 2, 2019. During the year ended December 31, 2019, the Company issued notes to Dennis Duitch, a major shareholder of the Company, aggregating $190,000 with 8% interest per annum payable not later than December 31, 2019. In December 2019, the term of the loan was extended and will be payable on December 31, 2020. During the year ended December 31, 2019 repayments amounted to $30,000. As of December 31, 2019, outstanding balance amounted to $160,000. Interest expense for the year ended December 31, 2019 amounted to $4,000.

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Administrative service agreement

On January 2, 2019, the Company entered into an administrative service agreement (“Service Agreement”) with Visionworx, an affiliate of the Company. Visionworx will process payments related to the Company’s operations using Visionworx’s contractual relationship with JPMorgan Chase Bank, N.A. via its Chase Paymentech Select Merchant Payment Instrument Processing Agreement. In consideration for the services, the Company will pay to Visionworx a management fee equal to all associated fees and expenses in connection with the Service Agreement.

The Service Agreement is effective on January 2, 2019 and will continue for a period of two years. The term of the Service Agreement will be renewed automatically for additional one-year periods until terminated. The Service Agreement may be terminated by (a) either party for any reason at least thirty days’ prior written notice to the other party; or (b) immediately upon the mutual consent of the parties.

As December 31, 2019, merchant reserves related to the Service Agreement amounted $63,000. This amount is reported within due from related party balances on the Company’s balance sheet.

Due from related party, net

The following table summarizes the Company’s due from related party as of the date indicated (in thousands):

December 31, 2019
Reserves under the Service Agreement	$63
Due from Visionworx	22
Due to ALT	(14)
Due from related party, net	$71

NOTE 10 - LEASES

On May 1, 2019, the Company entered into a lease agreement to lease a 3,822 square feet office space. The agreement contains an option to extend the lease for an additional 36 months and the Company will reassess the lease term of the contract when it has determined it is reasonably certain to exercise the option. The weighted average remaining term of the lease as of December 31, 2019 is approximately 4.33 years.

The Company classified the lease as an operating lease in accordance with ASC 842 and has recognized a right-of-use asset and a lease liability based on the present values of its lease payments over its respective lease term. The Company used the services of a valuation company to compute for the IBR which is necessary to determine the present value of its lease payments since a borrowing rate is not explicitly available on the lease agreement. The concluded IBR is 11.30%. Operating lease payments and lease expense are recognized on a straight-line basis over the lease term. The company has no financing leases as of December 31, 2019.

Lease expense for the year ended December 31, 2019 amounted to $72,000.

The following table summarizes the Company’s due from lease asset and liability accounts as of the date indicated (in thousands):

Operating lease	Balance sheet caption	December 31, 2019
Right-of-use assets	Right-of-use asset	$419

Lease liabilities- current	Lease liability - short term	$73
Lease liabilities- noncurrent	Lease liability - long term	372
Total lease liabilities		$445

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The future payments due under the operating lease for the years ended December 31 are as follows:

Years
2020	$120
2021	130
2022	134
2023	138
2024	46
Undiscounted cash flow	568
Effects of discounting	(123)
Lease liabilities recognized	$445

NOTE 11 – LOANS PAYABLE

During the year ended December 31, 2019, the Company entered into a premium financing agreement with First Insurance Funding aggregating $53,000 with 10.35% interest per annum. During the year ended December 31, 2019 repayments amounted to $20,000. As of December 31, 2019, the outstanding balance amounted to $33,000. Interest expense for the year ended December 31, 2019 amounted to $1,000.

NOTE 12 – STOCKHOLDERS’ (DEFICIT) EQUITY

Authorized shares

The Company is authorized to issue 30,000,000 shares of common stock, par value $0.001 per share. As of December 31, 2019, the Company had 12,388,000 shares issued and outstanding.

Common Share Issuances

From January 23, 2019 to September 17, 2019, the Company issued 2,388,000 common stock shares for cash, at a price ranging from $1.00 to $1.29 per share, under Stock Purchase Agreements with several investors. Total value of these issuances was approximately $2,353,000.

NOTE 13 – STOCK BASED COMPENSATION

On January 2, 2019, our board of directors and stockholders authorized the 2019 Equity Compensation Plan (the “Plan”). The maximum number of shares reserved and available for issuance under the Plan will be 790,000 shares of our common stock. The purpose of the plan is to encourage and enable the employees, directors, officers and other key persons (including consultants, advisors and prospective employees) of the Company upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company.

Plan options may either be:

•	incentive stock options (“ISOs”),
•	non-qualified stock options (“NSOs”),
•	restricted stock awards,
•	unrestricted stock awards, and
•	other stock-based awards.

The Committee of the Board of Directors (“Committee”) in its discretion may grant ISOs or NSOs (“Stock Options”) to eligible directors, officers, employees and key persons of the Company. Grantees under the plan will be such full or part-time employees, directors, officers and key persons (including consultants, advisors and prospective employees) of the Company who are selected from time to time by the Committee in its sole discretion; provided, however, that a Stock Option may be granted only to a person who, at the time the Stock Options is granted, is an employee of the Company.

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The exercise price per share for Stock Options granted under the Plan will be determined by the Committee at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. If an employee owns or is deemed to own more than 10 percent of the combined voting power of all classes of stock of the Company and an ISO is granted to such employee, the option price of an ISO shall be not less than 110 percent of the Fair Market Value on the grant date. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted.

Transactions involving our Stock Options for the year ended December 31, 2019 are summarized as follows:

In April 2019, the Company issued 50,000 NSOs to purchase shares of the Company’s common stock. The NSOs have an exercise price of $1.00 per share, are exercisable for a period of 10 years and vest over 24 months from the date of grant. The fair value of the NSOs on the date of grant was $41,000 calculated using the Black-Scholes option pricing model. The fair value of the options will be recognized ratably over the vesting period.

In August 2019, the Company issued 455,000 NSOs to purchase shares of the Company’s common stock. The stock options have an exercise price of $1.00 per share, are exercisable for a period of 10 years and vest over 24 months from the date of grant. The fair value of the NSO on the date of grant was $496,000 calculated using the Black-Scholes option pricing model. The fair value of the options will be recognized ratably over the vesting period.

In October 2019, one of the Company’s employee resigned and 60,000 NSOs were forfeited.

	Number of Shares	Weighted Average Strike Price/Share	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value (in thousands)	Weighted Average Grant Date Fair Value
Outstanding — December 31, 2018	-	$-	-	$-	$-
Granted	505,000	1.00	10.00	148	1.06
Exercised	-	-	-	-	-
Forfeited	(60,000)	1.00	9.67	17	1.09
Outstanding — December 31, 2019	445,000	1.00	9.63	131	1.06
Vested and exercisable – December 31, 2019	82,500	1.00	9.60	23	1.04
Unvested and non-exercisable – December 31, 2019	362,500	1.00	9.63	108	1.06

Stock based compensation expense for the year ended December 31, 2019 amounted to $86,000.

The following table sets forth the weighted-average assumptions used to estimate the fair value of option granted for the year ended December 31, 2019:

Range
Expected life (in years)	6
Risk-free interest rate	0.68% to 1.90%
Expected volatility	104% to 108.30%
Dividend yield	0.00%
Stock price	$1.00 to $1.49

NOTE 14 – REVENUE DISAGGREGATION

The following table breaks out the revenue between direct to consumer (“DTC”) and wholesale for the year ended December 31, 2019 (in thousands):

	DTC	Wholesale	Total
Sales, net of discounts and refunds	$3,231	$390	$3,621
Cost of sales	1,005	145	1,150
Gross profit	$2,226	$245	$2,471

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NOTE 15 – INCOME TAX

                The Company accounts for income taxes under ASC Topic 740: Income Taxes which requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards. ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

                The tax reform bill that Congress voted to approve on December 22, 2017, also known as the “Tax Cuts and Jobs Act”, made sweeping modifications to the Internal Revenue Code, including a much lower corporate tax rate, changes to credits and deductions, and a move to a territorial system for corporations that have overseas earnings. The act replaced the prior-law graduated corporate tax rate, which taxed income over $10 million at 35%, with a flat rate of 21%.

The Company generated a deferred tax asset through net operating loss carry-forwards. Management of the Company’s analysis indicates the net operating losses would be subject to significant limitations pursuant to Internal Revenue Code Section 382/383. The Company has not completed its IRC Section 382 Valuation, as required and the NOL’s because of potential Change of Ownerships might limit the usage or render the NOL’s completely worthless. Therefore, Management of the Company based upon Management’s evaluation has recorded a Full Valuation Reserve (100%), since it is more likely than not that no benefit will be realized for the Deferred Tax Assets.

                The total deferred tax asset is calculated by multiplying a domestic (US) 21 percent marginal tax rate by the cumulative Net Operating Loss Carryforwards (“NOL”). The Company currently has net operating loss carryforwards of approximately $2,437,000, which expire through 2039, in general. The deferred tax asset related to the NOL carryforwards Management has determined based on all the available information that a 100% Valuation reserve is required.

The provision for incomes taxes for the year ended December 31, 2019 is as follows (in thousands):

Current expense
Federal	$-
State	-

Deferred expense
Federal	$-
State	-
Total income tax expense	$-

Deferred income tax (liabilities) assets at December 31 are as follows (in thousands):

Deferred income tax assets
Net operating loss carryforward	$727
Operating lease liability	133
Accrued expenses	51
Stock based compensation	26
Allowance for expected credit losses	8
Total deferred tax assets	945

Deferred income tax liabilities
Right-of-use asset	(126)
Prepaid expenses and other assets	(30)
Valuation allowance	(789)
Total deferred tax liabilities	(945)

Deferred income tax, net	$-

Open income tax years for audit purposes (Federal and State) are from 2018 through 2019. The Company has not been serviced with any audit notices, as of the year ended December 31, 2019.

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NOTE 16 - COMMITMENTS AND CONTINGENCIES

Litigation

From time to time, the Company may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

NOTE 17 – SUBSEQUENT EVENTS

On April 16, 2020, the Company entered into a promissory note evidencing an unsecured $206,000 loan under the Pay Check Protection Program Loan (“PPP Loan”). The PPP Loan is being made through Chase Bank. The term of the PPP Loan is 2 years with an interest rate of 1%, which will be deferred for the first six months of the term of the PPP Loan. The promissory note evidencing the PPP Loan contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, or provisions of the promissory note. The occurrence of an event of default may result in the repayment of all amounts outstanding, collection of all amounts owing from the Company, and/or filing suit and obtaining judgment against the Company.

On June 22, 2020, the Company entered into a settlement agreement, mutual general release and covenant not to sue (“Settlement Agreement”) between the Company and a former officer and shareholder of the Company (“Former Shareholder”). The Company agreed to pay the Former Shareholder the sum of $135,000, which was paid in July 2020. Also, the Company rescinded the original share issuance of 2,873,900 shares of the Company’s common stock issued to the Former Shareholder. Loss on settlement recorded under other expenses amounted to $151,000.

On July 31, 2020, the Company issued notes to Cure Pharmaceutical Holding Corp (“Cure”) amounting to $500,000 with 9% interest per annum payable on December 31, 2020. On September 16, 2020, the notes were modified to include additional $50,000 of principal.

On October 2, 2020 (the “Effective Time”), the Company was acquired by Cure Pharmaceutical Holding Corp. (“Cure”) pursuant to an Agreement and Plan of Merger and Reorganization, dated as of September 23, 2020 (the “Merger Agreement”), by and among the Company, Cure Labs, Inc., a wholly owned subsidiary of the Cure (“Merger Sub”), the Company and Nancy Duitch, in her capacity as the security holders representative (“Ms. Duitch”; collectively with the Company, Cure and Merger Sub, the “Parties”). The Merger Agreement provides for the acquisition of the Company by Cure through the merger of Merger Sub with and into the Company, with the Company surviving as a wholly owned subsidiary of Cure (the “Merger”).

At the Effective Time of the Merger, all issued and outstanding shares of capital stock of the Company were converted into the right to receive, subject to customary adjustments, an aggregate of approximately (i) $1,000,000 in cash (the “Upfront Payment”) and (ii) up to 6,909,091 shares of Cure’s common stock. On October 1, 2020, the Parties entered into a Waiver of Closing Condition, pursuant to which Cure’s obligation to pay the Upfront Payment at the Effective Time was extended to October 13, 2020. As of the filing date of this report, both the Company and CURE have agreed there are no penalties or defaults resulting from the delinquency of the Upfront Payment. The Company has received $250,000 of the Upfront Payment and the Company and Cure are currently negotiating the remaining balance due of $750,000 as to the timing and structure of this payment.

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Pursuant to the Merger Agreement, the Company’s security holders are also entitled to receive up to 5,988,024 shares of the Cure’s common stock (the “Clawback Shares”) based on the achievement of certain sales milestones up to an aggregate maximum amount of $20,000,000 as set forth in the Merger Agreement. Subsequent to the Effective Time and for a period of two years, Cure agreed to make available to the Company $4,000,000 for working capital, less the outstanding amount of the Secured Promissory Note previously issued by Cure to the Company.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Lock-Up Agreement in Connection with the Merger

As a condition to closing the Merger, each recipient (each, a “Recipient”) of the Cure’s common stock in connection with the Merger entered into a lock-up agreement (the “Lock-Up Agreement”) pursuant to which each Recipient has agreed not to sale or transfer any shares of Cure’s common stock, (including the Clawback Shares), without the approval of Cure, prior to the termination of such transfer restrictions in accordance with the restriction termination schedule as described in the Lock-Up Agreement.

Employment Agreement in Connection with the Merger

As a condition to closing the Merger, the Cure entered into an employment agreement (the “Employment Agreement”) with Ms. Duitch as Chief Strategy Officer-Wellness of Cure, and as Chief Executive Officer of the Company. Under the Employment Agreement, Ms. Duitch shall receive a base salary at a rate of $250,000 per annum. In addition, Ms. Duitch shall be eligible to participate in any and all employee and health benefit plans.

The Employment Agreement contemplates an “at-will” relationship. In the event Ms. Duitch has good reason to resign (as defined in the Employment Agreement), or if Ms. Duitch is terminated without cause (as defined in the Employment Agreement), then Ms. Duitch will be entitled to severance compensation as follows: (i) payment of an amount equal to two (2) weeks’ salary for every month Ms. Duitch has been employed by Company for a maximum total severance compensation equal to twelve (12) months’ salary (at the highest rate of compensation Ms. Duitch received in the year immediately prior to termination), less applicable deductions, (ii) the Company shall pay one (1) month of Ms. Duitch’s COBRA premiums for every two (2) months that Ms. Duitch has been employed by Company for a maximum of six (6) months of COBRA premiums and (iii) Ms. Duitch shall be entitled to continue participating in certain employee welfare benefit plans.

In addition, the Employment Agreement contains customary restrictive covenants prohibiting the disclosure of certain confidential information and prohibitions against solicitation and competition.

COVID-19 Impact

The outbreak of a novel strain of coronavirus (“COVID-19”) and its development into a pandemic have resulted in significant global economic disruption, including geographic areas where we operate, or where our customers are located, or suppliers or vendors operate. Actions taken to prevent the spread of COVID-19 by governmental authorities around the world, including imposing mandatory closures of all non-essential business facilities, seeking voluntary closures of such facilities and imposing restrictions on, or advisories with respect to, travel, business operations and public gatherings or interactions, Governmental authorities have also implemented multi-step policies with the goal of re-opening various sectors of the economy. However, certain jurisdictions began re-opening only to return to restrictions in the face of increases in new COVID-19 cases, while other jurisdictions are continuing to re-open or have nearly completed the re-opening process despite increases in COVID-19 cases. The COVID-19 outbreak may significantly worsen during the upcoming months, which may cause governmental authorities to reconsider restrictions on business and social activities. In the event governmental authorities increase restrictions, the re-opening of the economy may be further curtailed. We have experienced, and expect to continue to experience, some resulting disruptions to our business operations, as these restrictions have significantly impacted, and may continue to impact, many sectors of the economy. In addition, the perceived risk of infection and health risk associated with COVID-19, and the illness of many individuals across the globe, has and will continue to alter behaviors of consumers, and policies of companies around the world, resulting in many of the same effects intended by such governmental authorities to stop the spread of COVID-19, such as self-imposed or voluntary social distancing and quarantining and remote work policies. We are complying with local governmental jurisdiction policies and procedures where our operations reside.

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The ultimate extent of the impact of COVID-19 on our business, financial condition and results of operations will depend largely on future developments, including the duration and spread of the COVID-19 outbreak within the United States, the impact of governmental actions designed to prevent the spread of COVID-19 and the development and availability of effective treatments and vaccines, all of which are highly uncertain and cannot be predicted with certainty at this time.

While the extent and duration of the economic downturn from the COVID-19 pandemic remains unclear, the Company has considered, among other things, whether the global operational disruptions indicate a change in circumstances that may trigger asset impairments and whether it needs to revisit accounting estimates and projections or its expectations about collectability of receivables. Additionally, the Company has considered the potential impacts on its fair value disclosures and on its internal control over financial reporting. During 2020 there was no significant direct impact on the Company’s operations as a result of the economic downturn. While significant uncertainty still exists concerning the magnitude of the impact and duration of the COVID-19 pandemic on the global economy, the Company has determined that there was no triggering event for an impairment with respect to any of its assets nor has there been an adverse change in the probability related to the collectability of its receivables. The Company continues to assess the potential impact of the global economic situation on its financial statements.

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